As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 333-38192

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-0958666
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7000 Cardinal Place

Dublin, Ohio 43017

(Address of Principal Executive Offices) (Zip Code)

CARDINAL HEALTH, INC. AMENDED AND RESTATED OUTSIDE DIRECTORS EQUITY INCENTIVE PLAN,

AS AMENDED

AND

CARDINAL HEALTH, INC. 2007 NONEMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

Ivan K. Fong

Chief Legal Officer and Secretary

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43107

(Name and Address of Agent for Service)

(614) 757-5000

(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed to

add a new plan and exhibits to the Registration Statement.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II

Explanatory Note

Cardinal Health, Inc. (the “Registrant”) filed Registration Statement No. 333-38192 (the “Registration Statement”) with the Securities and Exchange Commission on May 31, 2000 to register 1,000,000 Common Shares under the Cardinal Health, Inc. Outside Directors Equity Incentive Plan (the “Outside Directors Plan”). Pursuant to a 3-for-2 stock split in April 2001 and in accordance with footnote no. 1 to the Registration Statement, the registered shares were increased to 1,500,000. The Outside Directors Plan was amended and restated thereafter and was further amended by the First Amendment thereto in 2006. On November 7, 2007, the shareholders of the Registrant approved the Cardinal Health, Inc. 2007 Nonemployee Directors Equity Incentive Plan (the “2007 Directors Plan”). This Post-Effective Amendment No. 1 to the Registration Statement (this “Post-Effective Amendment No. 1”) adds the 2007 Directors Plan to the Registration Statement and amends Item 8 and the Exhibit Index. It also provisionally allocates the 1,500,000 Common Shares as follows:

Plan	Number of Shares
Outside Directors Plan	750,000

2007 Directors Plan	750,000

Item 8.	Exhibits

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2004, File No. 1-11373)

4.2	Restated Code of Regulations of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

4.4	Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, File No. 1-11373)

4.5	First Amendment to Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.02 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-11373)

4.6	Cardinal Health, Inc. 2007 Nonemployee Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

5.2	Opinion of John M. Adams, Jr.

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.6	Consent of John M. Adams, Jr. (included in Exhibit 5.2)

24	Power of Attorney (included in the signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on February 5, 2008.

CARDINAL HEALTH, INC.

By:	/s/ R. Kerry Clark
R. Kerry Clark, Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivan K. Fong or Jeffrey W. Henderson, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on January 31, 2008.

Signature	Title

/s/ R. Kerry Clark	Chairman, Chief Executive Officer and Director (principal executive officer)
R. Kerry Clark

/s/ Jeffrey W. Henderson	Chief Financial Officer (principal financial officer)
Jeffrey W. Henderson

/s/ Stuart G. Laws	Vice President and Chief Accounting Officer (principal accounting officer)
Stuart G. Laws

/s/ Colleen F. Arnold	Director
Colleen F. Arnold

/s/ George H. Conrades	Director
George H. Conrades

/s/ Calvin Darden	Director
Calvin Darden

/s/ John F. Finn	Director
John F. Finn

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Gregory B. Kenny	Director
Gregory B. Kenny

/s/ J. Michael Losh	Director
J. Michael Losh

/s/ John B. McCoy	Director
John B. McCoy

/s/ Richard C. Notebaert	Director
Richard C. Notebaert

/s/ Michael D. O’Halleran	Director
Michael D. O’Halleran

/s/ David W. Raisbeck	Director
David W. Raisbeck

/s/ Jean G. Spaulding	Director
Jean G. Spaulding

/s/ Robert D. Walter	Director
Robert D. Walter

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-K for the quarter ended June 30, 1993, File No. 1-11373)

4.2	Restated Code of Regulations of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

4.4	Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, File No. 1-11373)

4.5	First Amendment to Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.02 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-11373)

4.6	Cardinal Health, Inc. 2007 Nonemployee Directors Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

5.2	Opinion of John M. Adams, Jr.

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.6	Consent of John M. Adams, Jr. (included in Exhibit 5.2)

24	Power of Attorney (included in the signature page to this registration statement)